Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-109887, 333-115118, 333-118907, 333-111650, 333-132459 and 333-148911 on Form S-3 and in Registration Statement Nos. 333-116629 and 333-109893 on Form S-8 of our report dated March 28, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective January 1, 2006 and the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48 “Accounting For Uncertainty in Income Taxes” on January 1, 2007 as discussed in Note 2, and the substantial doubt about the Company’s ability to continue as a going concern as discussed in Note 1), appearing in this Annual Report on Form 10-K of Pro-Pharmaceuticals, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 28, 2008